UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: March 14, 2013

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 14, 2013, Hornbeck Offshore Services, Inc., or the Company, entered into a purchase agreement by and among the Company, its subsidiaries, Energy Services Puerto Rico, LLC, Hornbeck Offshore Operators, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Trinidad & Tobago, LLC, HOS-IV, LLC and HOS Port, LLC, as guarantors, and Barclays Capital Inc., as representative of the several initial purchasers named therein, collectively, the Initial Purchasers, relating to the issuance and sale of $450.0 million in aggregate principal amount of the Company’s 5.000% senior notes due 2021, or the Senior Notes. The Senior Notes will be issued at par for net proceeds, after estimated offering expenses, of approximately $442.4 million. The Senior Notes will be offered and sold to the Initial Purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, and will be resold to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S of the Securities Act. The closing of the issuance and sale of the Senior Notes is expected to occur on March 28, 2013, subject to customary closing conditions.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Item 8.01 – Other Events.

On March 14, 2013, the Company announced that it agreed to sell $450.0 million in aggregate principal amount of its 5.000% senior notes due 2021. A copy of this press release is attached as Exhibit 99.1.This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

10.1	Purchase Agreement dated March 14, 2013 by and among Hornbeck Offshore Services, Inc., Energy Services Puerto Rico, LLC, Hornbeck Offshore Operators, LLC, Hornbeck Offshore Services, LLC, Hornbeck Offshore Transportation, LLC, Hornbeck Offshore Trinidad & Tobago, LLC, HOS-IV, LLC and HOS Port, LLC and Barclays Capital Inc., as representative of the Initial Purchasers named therein.

99.1	Press Release dated March 14, 2013 announcing pricing of senior notes due 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: March 15, 2013	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer